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                                                                    EXHIBIT 10.1


                    [Spanish Broadcasting System, inc. Logo]

March 3, 2004

Joseph A. Garcia
14021 SW 67 Ct.
Miami, FL 33158

Dear Joseph A. Garcia:

Pursuant to the terms and conditions of the Spanish Broadcasting System, Inc. 1999 Stock Option Plan (the "Plan") and/or your Employment Agreement, if applicable, you have been granted a Nonqualified Stock Option, to purchase 33,024 shares (the "Option") of Class A common stock as outlined below.

             Granted To:            Joseph A. Garcia

           Granted Date:            January 21, 2004

         Option Granted:            33,024

Option Price per Share: $11.78      Total Cost to Exercise:   $389,022.72

        Expiration Date:   January 21, 2014, unless terminated earlier.

       Vesting Schedule:   Special Vesting as follows:

                           10,000 on 01/21/2005
                           10,000 on 01/21/2006
                            1,512 on 01/21/2007
                            1,512 on 01/21/2008

        Transferability:    Not transferable except in accordance with the Plan.

                            Spanish Broadcasting System, Inc.

                            By: /s/ Joseph A. Garcia

By my signature below, I hereby acknowledge receipt of this Option granted on the date shown above, which has been issued to me under the terms and conditions of the Plan. I further acknowledge receipt of a copy of the Plan and agree to conform to all of the terms and conditions of the Option and the Plan.

Signature: /s/ Joseph A. Garcia                       Date:   03/15/04
           --------------------
               Joseph A. Garcia